                                                                  EXHIBIT 10(c)


                       NEW/MODIFIED COMMITMENT SUPPLEMENT


         This New/Modified Commitment Supplement ("Supplement") is made as of March 25, 1998 ( the "Effective Date") by and among Source One Mortgage Services Corporation (the "Company"), The Mortgage Authority, Inc., Central Pacific Mortgage Company, The First National Bank of Chicago, in its capacity as agent ("Agent"), and Guaranty Federal Bank, F.S.B. (the "Increasing Lender").

         The Company, the Borrowing Subsidiaries, the Increasing Lender and Agent are parties to a certain Third Amended and Restated Revolving Credit Agreement dated as of July 25, 1997, as amended (the "Credit Agreement") pursuant to which Agent and certain other Lenders agreed to provide a revolving credit facility to the Company and the Borrowing Subsidiaries on the terms and conditions set forth in the Credit Agreement. Any capitalized term not expressly defined herein shall have the meaning ascribed to such term in the Credit Agreement.

         The Increasing Lender has agreed to increase its Commitment from $43,000,000 to $50,000,000.

         The parties hereto desire to amend the Credit Agreement pursuant to
Section 2.1(b) thereof to reflect the Increasing Lender's increased Commitment.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. From and after the Increasing Lender's Commitment under the Credit Agreement shall be Fifty Million Dollars ($50,000,000) or such other amount as may be stated in any subsequent modification to the Credit Agreement. The Company and the Borrowing Subsidiaries hereby confirm that the existing Notes held by the Increasing Lender shall evidence all amounts advanced by them it the increased Commitment described herein. The Aggregate Commitment of the Lenders under the Credit Agreement, after giving effect to such increased Commitment by the Increasing Lender shall be $701,000,000.

         2. The Company, each Borrowing Subsidiary, the Increasing Lender and the Agent shall cooperate on the Effective Date to cause the outstanding pro rata Advances to reflect the revised Percentages shown on Exhibit C hereto by the close of business on the Effective Date, through either the partial repayment of outstanding pro rata Advances held by other Lenders or the funding of new pro rata Advances solely or disproportionately by the Increasing Lender.

         3. The Borrower shall pay to the Agent on the Effective Date, as a condition to the effectiveness of this Supplement, a fee for the account of the Increasing Lender equal to $3,500.

         4. All references in the Credit Agreement and the other Credit Documents shall be deemed to refer to the Credit Agreement as modified by this Supplement. Pursuant to

Section 2.1(b) of the Credit Agreement, Exhibit C to the Credit Agreement is hereby replaced by Exhibit C to this Supplement.

         5. In all other respects, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

         6. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart.

         IN WITNESS WHEREOF, the Company, the Borrowing Subsidiaries, the Increasing Lender and the Agent have executed this Supplement as of the date first above written.

COMPANY:              SOURCE ONE MORTGAGE SERVICES
                      CORPORATION

                      By: /s/ Michael C. Allemang
                          -------------------------------------
                      Name:    Michael C. Allemang
                      Title:   Executive Vice President and
                               Chief Financial Officer

TMA:                  THE MORTGAGE AUTHORITY, INC.

                      By: /s/ Larry N. Ciofu
                          -------------------------------------
                      Name:    Larry N. Ciofu
                      Title:   Vice President

CPM:                  CENTRAL PACIFIC MORTGAGE COMPANY

                      By: /s/ Mark A. Janssen
                          -------------------------------------
                      Name:    Mark A. Janssen
                      Title:   Executive Vice President

AGENT:                THE FIRST NATIONAL BANK OF CHICAGO,
                      as Agent


                      By: /s/ Andrew H. Heinecke
                          --------------------------------
                      Name:   Andrew H. Heinecke
                      Title:  First Vice President


INCREASING LENDER:
                      GUARANTY FEDERAL BANK, F.S.B.

Commitment:
$50,000,000           By: /s/ Sean A. Tobias
                          --------------------------------
                      Name:   Sean A. Tobias
                      Title:  Vice President

                                    EXHIBIT C


                                         EXISTING                     INCREMENTAL           NEW
INSTITUTION                             COMMITMENT      PERCENTAGE     NEW DOLLARS    COMMITMENT      PERCENTAGE
-----------                             ----------      ----------     -----------    ----------      ----------
THE FIRST NATIONAL BANK OF
CHICAGO                              65,000,000.00   9.3569942363%                  65,000,000.00    9.2724679030%
BANK OF AMERICA                      50,000,000.00   7.2046109510%                  50,000,000.00    7.1326676177%
COMERICA BANK                        50,000,000.00   7.2046109510%                  50,000,000.00    7.1326676177%
GUARANTY FEDERAL BANK                43,000,000.00   6.1959654179%    7,000,000.00  50,000,000.00    7.1326676177%
PNC BANK, NATIONAL ASSOCIATION       50,000,000.00   7.2046109510%                  50,000,000.00    7.1326676177%
THE BANK OF NEW YORK                 50,000,000.00   7.2046109510%                  50,000,000.00    7.1326676177%
CREDIT LYONNAIS                      45,000,000.00   6.4841498559%                  45,000,000.00    6.4194008559%
NATIONAL CITY BANK OF KENTUCKY       40,000,000.00   5.7636887608%                  40,000,000.00    5.7061340942%
NATIONSBANK OF TEXAS, N.A.           40,000,000.00   5.7636887608%                  40,000,000.00    5.7061340942%
WESTDEUTSCHE LANDESBANK
GIROZENTRALE                         40,000,000.00   5.7636887608%                  40,000,000.00    5.7061340942%
CORESTATES BANK, N.A.                34,000,000.00   4.8991354467%                  34,000,000.00    4.8502139800%
FLEET BANK                           32,000,000.00   4.6109510086%                  32,000,000.00    4.5649072753%
HARRIS TRUST & SAVINGS BANK          30,000,000.00   4.3227665706%                  30,000,000.00    4.2796005706%
BANQUE PARIBAS                       27,000,000.00   3.8904899135%                  27,000,000.00    3.8516405136%
CANADIAN IMPERIAL BANK OF
COMMERCE                             27,000,000.00   3.8904899135%                  27,000,000.00    3.8516405136%
MARINE MIDLAND BANK, N.A.            25,000,000.00   3.8023054755%                  25,000,000.00    3.5663338088%
BANKERS TRUST COMPANY                24,000,000.00   3.4582132565%                  24,000,000.00    3.4236804565%
MITSUBISHI TRUST AND BANKING
CORPORATION                          22,000,000.00   3.1700288184%                  22,000,000.00    3.1383737518%

TOTALS:                             694,000,000.00         100.00%    7,000,000.00 701,000,000.00          100.00%

